Exhibit 10.3

PROMISSORY NOTE

$500,000.00
Due: March 1, 2016
Note # _____________

DATED:	September 8, 2015

PLACE:	Ramsey, Minnesota

BORROWER:	Pro-Dex Sunfish Lake, LLC, a Delaware limited liability company

FOR VALUE RECEIVED, the undersigned Pro-Dex Sunfish Lake, LLC, a Delaware limited liability company (“Borrower”), promises to pay to the order of Fortitude Income Fund, LLC, a Delaware limited liability company (“Lender”), the principal sum of Five Hundred Thousand and 00/100 Dollars ($500,000.00), together with interest on the unpaid principal balance thereof, outstanding from time to time, in the manner set forth below.

1.          INTEREST. Commencing from the date hereof, the rate of interest which shall accrue and be paid on the aggregate amount advanced on this Note, which from time to time remains unpaid, shall be a fixed interest rate equal to twelve percent (12.00%) per annum. Interest shall be calculated on the principal balance outstanding at the end of each day and on the basis of a year of three hundred sixty-five (365) days.

2.          PAYMENTS. Time, Place and Amount of Payments.

a.          Interest Only Payments. Interest only payments shall commence on the first day of the first month after any advance of principal under this Note and on the first day of each and every month thereafter, until March 15, 2016, when, at such time, the entire outstanding principal balance, all accrued interest, and all others sums due hereunder shall be fully due and payable. Interest only payments shall be in an amount sufficient to pay in full all accrued interest with respect to the principal amount of this Note outstanding during the immediately preceding month.

b.          Application of Payments. All payments shall be credited first to late fees and penalties, interest, and then to principal, except that if any advance made by the Lender under the terms of any instruments securing this Note is not repaid, any monies received, at the option of the Lender, may first be applied to repay such advances, plus interest thereon, and the balance, if any, shall be applied as set forth above.

c.          Place of Payments. All payments to the Lender will be made at North Loop Capital, FBO Fortitude Income Fund, 701 Washington Ave N, Suite 550, Minneapolis, MN 55401, or at such other location as requested by the Lender in writing.

d.          Right to Extend. Borrower has the right to extend the entire principal balance, after having given at least one month prior notice, for three months time at a fixed interest rate equal to twelve percent (12.00%) per annum and 0.75% points paid upfront points on the balance extended. Interest only payments shall commence on the first day of the first month after any advance of principal under this Note and on the first day of each and every month thereafter, until June 15, 2016, when, at such time, the entire outstanding principal balance, all accrued interest, and all others sums due hereunder shall be fully due and payable.

e.          Second Right to Extend. Borrower has the right to extend the entire principal balance, after having given at least one month prior notice, for three months time at a fixed interest rate equal to twelve percent (12.00%) per annum and 0.75% points paid upfront points on the balance extended. Interest only payments shall commence on the first day of the first month after any advance of principal under this Note and on the first day of each and every month thereafter, until September 15, 2016, when, at such time, the entire outstanding principal balance, all accrued interest, and all others sums due hereunder shall be fully due and payable.

3.          SECURITY. Payment of this Note is secured by a Combination Mortgage, Security Agreement and Fixture Financing Statement (“Mortgage”) covering, in part, real property located in Anoka County, Minnesota, and an Assignment of Leases and Rents (“Assignment”) executed in favor of Lender of an even date herewith. This Note, Mortgage and Assignment may collectively be referred to hereafter as the “Loan Documents”.

4.          LATE CHARGES. Borrower shall pay to the Lender a late charge of four percent (4%) of any monthly installment not received by the Lender within ten (10) days after the installment is due.

5.          PREPAYMENT PENALTY. In the event Borrower prepays all or any portion of this Note, or the Loan evidenced hereby, except scheduled monthly interest payments, on or before January 1, 2016, Borrower shall pay to Lender a prepayment fee of two percent (2.00%) of the principal amount prepaid on the Note. Any such prepayment of principal shall be applied first to accrued interest and any other sums due hereunder and shall not affect or suspend the remaining installments of principal and interest due pursuant to this Note.

6.          DEFAULT. If Borrower fails to pay any amount due hereunder, within five (5) days of its due date, or if a default or an event of default occurs under any of the Loan Documents, and any applicable cure period has expired, then, in any such event, the entire unpaid principal balance hereof, together with accrued interest thereon and any other sums due hereunder, shall become immediately due and payable at the option of Lender, time being of the essence of this Note. The terms and provisions of the Loan Documents are incorporated herein by reference as if set forth therein in full.

7.          DEFAULT INTEREST RATE. Upon an Event of Default (as hereinafter defined), the interest rate payable hereunder shall thereafter increase and shall be payable on the whole of the unpaid principal balance at a rate equal to the lesser of (i) four percent (4%) per annum

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in excess of the rate of interest then in effect under the terms of this Note or (ii) the highest rate of interest permitted under the laws of the State of Minnesota (hereinafter referred to as the “Default Rate”). Interest on this Note at the Default Rate shall be immediately due and payable without notice or demand. The Default Rate shall be applicable whether or not Lender has exercised its option to accelerate the maturity of this Note and declare the entire unpaid principal indebtedness to be due and payable. The Default Rate shall continue until Borrower has cured all Events of Default as permitted herein, Borrower has paid all indebtedness evidenced by this Note in full, or all foreclosure proceedings have been completed and all redemption periods have expired, whichever shall occur first. This provision shall not be deemed to excuse a default and shall not be deemed a waiver of any other rights Lender may have, including the right to declare the entire unpaid principal balance and accrued interest immediately due and payable.

8.          GENERAL TERMS. The Borrower hereby agrees to pay on demand all costs of collection, including reasonable attorney’s fees and legal expense, in the event this Note is not paid when due, whether or not legal proceedings are commenced.

This Note is issued in and shall be governed by the laws of the State of Minnesota. All payments made under the provisions of this Note which may be construed as interest shall not, in the aggregate over the term hereof, exceed the rate that may now be lawfully contracted for in writing in the State of Minnesota.

No delay on the part of the holder in exercising any right or remedy hereunder shall operate as a waiver of or preclude the exercise of such right or remedy or of any other remedy under this Note. No waiver by the holder hereof shall be effective unless in writing signed by such holder. A waiver on any one occasion shall not be construed as a waiver of any such right or remedy on a future occasion.

This Note may not be amended, modified, discharged or changed, except only by an instrument in writing and signed by the party against whom enforcement of any amendment, modification, discharge or change is sought.

Borrower and all co-makers, endorsers, sureties, guarantors and other accommodation parties hereby waive presentment for payment, demand, dishonor, notice of dishonor, protest, notice of protest, and notice of nonpayment, and also notice of acceleration of maturity on default or otherwise, and consent, without affecting their liability hereunder, to any and all extensions, renewals, substitutions, and alterations of any of the terms of this Note and to the release of, or failure by the holder hereof to exercise any rights against any party liable for payment hereof or any property securing payment hereof. Any such extension, renewal, substitution, alteration or release may be made without notice to said parties.

The rights and remedies of the holder as provided in this Note and the Loan Documents shall be cumulative and concurrent, and may be pursued singly, successively, or together against Borrower, any collateral, any guarantors of this Note and any other funds, property or security held by the holder for the payment of the indebtedness due under this Note. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release of such rights or remedies or of the right to exercise them at any later time.

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Borrower certifies that this loan is not a consumer or consumer-related loan and is being used for business purpose.

Borrower acknowledges receipt of a copy of this Note on date of execution.

Pro-Dex Sunfish Lake, LLC, a
Delaware limited liability company

By:

Its: President

663301-v1

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